Exhibit 3.98

State of Delaware
Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “FAIRVIEW PARK GP, INC.”, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF MARCH, A.D. 2000, AT 9 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Edward J. Freel

Edward J. Freel, Secretary of State
3201688 8100	AUTHENTICATION: 0343247

001154721	DATE: 03-28-00

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/27/2000
001154 721 - 3201688
CERTIFICATE OF INCORPORATION
OF
FAIRVIEW PARK GP, INC.
     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and acts amendatory hereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:
     FIRST: The name of the corporation (hereinafter called the “corporation”) is Fairview Park GP, Inc.
     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilimington 19805, County of New Castle; the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.
     THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation, which shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and by such statement all lawful acts and activities shall be within the purposes of the corporation, except for express limitations, if any.
     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,000. The par value of each of such shares is $.01 dollar. All such shares are of one class and are  shares of Common Stock.
     FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
Melinda Lampkin	One Park Plaza
Nashville, TN 37203
     SIXTH: The corporation is to have perpetual existence.

          SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under SS 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under SS 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agreed to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to the said application has been on made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
          EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:
     1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.
     2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of SS 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be, exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of SS 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporations unless provisions for such classification shall be set forth in this certificate of incorporation.
     3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitled the holder thereof to the, right to vote at any meeting of stockholders except as the, provisions of paragraph (2) of subsection (b) of SS 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of class.
     NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of SS 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.
     TENTH: The corporation shall, to the fullest extent permitted by the provisions of SS 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive, of any other rights to which those indemnified may be entitled tinder any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may or inserted in the manner and at the time provisions authorized by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.
          The effective time of the certificate of incorporation of the corporation, and the time when the existence of the corporation shall commence shall be upon filing.
     Signed on March 27, 2000

/s/ Melinda Lampkin
Melinda Lampkin, Incorporator

Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF “FAIRVIEW PARK GP, INC.” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “FAIRVIEW PARK GP, INC.” TO “FAIRVIEW PARK GP, LLC”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF DECEMBER, A.D. 2001, AT 5 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE FIRST DAY OF JANUARY, A.D. 2002, AT 12:01 O’CLOCK A.M.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State AUTHENTICATION: 1535971 DATE: 01-02-02
3201688 8100V 010668546

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 12/26/2001
010668546 - 3201688
STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY
PURSUANT TO SECTION 266 OF THE
DELAWARE GENERAL CORPORATION LAW
     It is hereby certified that:
1.	The name of the corporation prior to 12:01 a.m., January 1, 2002 (“Effective Time”) is Fairview Park GP, Inc. The corporation shall be converted from a corporation into a limited liability company at the Effective Time in accordance with the provisions of the laws of the state of Delaware.

2.	The date the Certificate of Incorporation was filed on is March 27, 2000.

3.	The original name of the corporation as set forth in the Certificate of Incorporation is Fairview Park GP, Inc.

4.	The name of the limited liability company as set forth in the formation is Fairview Park GP, LLC.

5.	The conversion has been approved in accordance with the provisions of Section 266.
Dated December 21, 2001.

By:	/s/ R. Milton Johnson
Name:	R. Milton Johnson
Title:	Vice President

Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “FAIRVIEW PARK GP, LLC” FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF DECEMBER, A.D. 2001, AT 5 O’CLOCK P.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE FIRST DAY OF JANUARY, A.D. 2002, AT 12:01 O’CLOCK A.M.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State AUTHENTICATION: 1535971 DATE: 01-02-02
3201688 8100V 010668546

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 12/26/2001
010668546 — 3201688
CERTIFICATE OF FORMATION
OF
FAIRVIEW PARK GP, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
     1. The name of the limited liability company is Fairview Park GP, LLC (the “Company”).
     2. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Company’s registered agent at such address is The Corporation Trust Company.
     3. This Certificate of Formation will become effective on January 1, 2002, at 12:01 a.m.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Fairview Park GP, LLC this 21st day of December, 2001.

/s/ Dora A. Blackwood
Dora A. Blackwood
Assistant Secretary